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                                  EXHIBIT (23.1)

                 CONSENT OF HORWITZ, CUTLER & BEAM RELATING TO
             ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE
                        MANAGEMENT CONSULTING AGREEMENTS

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                      CONSENT OF HORWITZ, CUTLER & BEAM


     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of our opinion dated December 19, 1995 relating to the registration of the Securities, as therein defined, of DEBBIE REYNOLDS HOTEL & CASINO, a Nevada corporation, which is attached as Exhibit 5 therein.

     December 20, 1995

                            HORWITZ, CUTLER & BEAM